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                                                                    Exhibit 3.10


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          THE ELK HORN COAL CORPORATION
                          (A WEST VIRGINIA CORPORATION)


                                    ARTICLE I

                                  SHAREHOLDERS

         1. SHARE CERTIFICATES. Certificates representing shares of the corporation shall set forth thereon the statements prescribed by Section 31-1-87 of the West Virginia Corporation Act and by any other applicable provision of law, shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or a Vice-President and the Secretary or an Assistant Secretary upon a certificate may be facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar, which may be the corporation itself, a subsidiary of the corporation, or an independent corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were the officer at the date of its issue.

         No certificate shall be issued for any share until such share is fully paid.

         2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable.

         3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made


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only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

         4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed in any case fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the West Virginia Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.



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         6. SHAREHOLDER MEETINGS.

         (a) TIME. The annual meeting shall be held on the date fixed by the Board of Directors. A special meeting shall be held on the date fixed by the directors except when the West Virginia Corporation Act confers the right to call a special meeting upon the shareholders.

         (b) PLACE. Annual meetings and special meetings shall be held at such place within or without the State of West Virginia as the Board of Directors shall from time to time fix, or, in the absence of such fixing, at the principal office of the corporation in the State of West Virginia.

         (c) CALL. Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one-tenth of the shares.

         (d) NOTICE OR WAIVER OF NOTICE. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the West Virginia Corporation Act) nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the West Virginia Corporation Act. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Notice otherwise required may be dispensed with if all of the shareholders are represented at the meeting.

         (e) VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by, each. Such record shall be produced and kept open at the time and place of such meeting and shall be subject to inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         (f) CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation,



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    or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

         (g) PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         (h) QUORUM. Except as the Articles of Incorporation may otherwise provide, a majority of the shares shall constitute a quorum. Any number less than a quorum present may adjourn any meeting until a quorum is present.

         (i) VOTING. Except in the election of directors in which the shareholders entitled to vote shall be entitled to cumulative voting, and except as the West Virginia Corporation Act, the Articles of Incorporation, or these Bylaws shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders.

             One or more shareholders may participate in a meeting of shareholders by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the shareholders is required or permitted in connection with any corporate action this vote may be taken orally during this electronic conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the shareholders at a meeting of shareholders if the action is reduced to writing and approved by the shareholders at the next regular meeting of the shareholders after the conference.

         7. WRITTEN ACTION. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY AND COMPENSATION. The business and the affairs of the corporation shall be managed by a Board of Directors. The Board may fix the compensation of directors.



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         2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of West Virginia. The initial Board of Directors shall consist of three (3) persons, which is the number of directors fixed in the Articles of Incorporation, and which shall be the fixed number of directors until changed. The number of directors may be increased or decreased by an amendment to these Bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The number of directors shall never be less than one.

         3. ELECTION AND TERM. The initial Board of Directors shall consist of the directors named in the Articles of Incorporation and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from newly created directorships and including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists.

         4. MEETINGS.

         (a) TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         (b) PLACE. Meetings shall be held at such place within or without the State of West Virginia as shall be fixed by the Board.

         (c) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

         (d) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting, except when the meeting is being called for the purpose of amending the Bylaws or for the purpose of authorizing the sale of all or substantially all of the assets of the corporation. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the



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    meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. If every director is present at a meeting, any notice otherwise required may be dispensed with.

         (e) QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. Any number less than a quorum present may adjourn any meeting until a quorum is present. Except as herein otherwise provided, and except as may be otherwise provided by the West Virginia Corporation Act, the Articles of Incorporation, or these Bylaws the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present.

             One or more directors may participate in a meeting of directors by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the directors is required or permitted in connection with any corporate action this vote may be taken orally during this electronic conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the directors at a meeting of directors if the action is reduced to writing and approved by the directors at the next regular meeting of the directors after the conference.

         (f) CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

         5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the shareholders holding at least a majority of the shares at a meeting expressly called for that purpose. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him. In case the entire Board or any one or more directors be so removed, new directors may be elected at the same meeting called for that purpose.

         6. COMMITTEES. Whenever the number of directors is three or more, the Board of Directors may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors except such authority as may not be delegated under the West Virginia Corporation Act.

         7. WRITTEN ACTION. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.



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                                   ARTICLE III

                                    OFFICERS

         The corporation shall have a President, a Secretary, and a Treasurer, each of whom shall be elected by the directors, and may have one or more Vice-Presidents, who shall be elected by the directors, and such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

         The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

         The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

                                   ARTICLE IV

               PRINCIPAL OFFICE AND DESIGNEE - SHAREHOLDERS RECORD

         The address of the initial principal office of the corporation is set forth in the original Articles of Incorporation.

         The name and the address of the initial person designated to which the Secretary of State of the State of West Virginia is to transmit notice and process served upon, or accepted by, said Secretary of State upon behalf of the corporation is Corporation Service Company, 1600 Laidley Tower, Charleston, West Virginia 25301.

         The corporation shall keep at its principal office or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.



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                                    ARTICLE V

                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                   ARTICLE VI

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VII

                               CONTROL OVER BYLAWS

         The power to alter, amend, and repeal the Bylaws and to adopt new Bylaws shall be vested in the Board of Directors, subject to repeal or change by action of the shareholders.